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                                                           Exhibit 3.9


                          CERTIFICATE OF INCORPORATION

                                       OF

                              E-M ACQUISITION CORP.


            The undersigned, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby execute the following Certificate of
Incorporation:

            FIRST: The name of the Corporation is: E-M Acquisition Corp.

            SECOND: The purpose for which the Corporation is formed is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

            THIRD: The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000) of the par value of ten cents (10(cent)) per share.

            FOURTH: The address of the Corporation's initial registered office is c/o The Prentice-Hall Corporation System, New Jersey, Inc., 150 West State Street, Trenton, New Jersey 08608; and the name of the Corporation's initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

            FIFTH: The number of directors constituting the initial board of directors shall be two; and the names and addresses of the directors are as follows:

            Names                             Addresses

            David S. Winterbottom             Common Road
                                              Stafford ST16 3EH, England

            Anthony J. Wain                   Common Road
                                              Stafford ST16 3EH, England

            SIXTH:  The name and address of the incorporator is as follows:

            Name                              Address

            John Cleary                       30 Rockefeller Plaza
                                              New York, NY 10112


            SEVENTH: The Board of Directors is authorized to make, alter and repeal the By-Laws of the Corporation, provided that any By-Laws made by the Board of Directors may be altered or repealed, and new By-Laws made, by the shareholders.




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            EIGHTH: Except to the extent prohibited by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, provided that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. Neither the amendment or repeal of this Article Eighth, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eighth, shall eliminate or reduce the effect of this Article Eighth in respect of any matter which occurred, or any cause of action, suit or claim which but for this Article Eighth would have accrued or arisen, prior to such amendment, repeal or adoption.

            IN WITNESS WHEREOF, I, the incorporator of the above named corporation, have hereunto signed this Certificate of Incorporation on the
day of           ,     .



                                       ------------------------------------
                                       John Cleary
                                       Sole Incorporator



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                              CERTIFICATE OF MERGER

                                       OF

                          MERCER PRODUCTS COMPANY, INC.

                                  WITH AND INTO

                              E-M ACQUISITION CORP.



                      Pursuant to Section 14A:10-5.1 of the
                      New Jersey Business Corporation Act


            E-M Acquisition Corp., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), DOES HEREBY CERTIFY
THAT:

            FIRST: The Corporation is a corporation organized and existing under the laws of the State of New Jersey.

            SECOND: Mercer Products Company, Inc. (the "Subsidiary") is a corporation organized and existing under the laws of the State of New Jersey.

            THIRD: Annexed hereto and made a part hereof is the Plan of Merger for merging the Subsidiary with and into the Corporation as approved by the directors and the shareholders entitled to vote of the Corporation.

            FOURTH: The number of share of the Corporation that were entitled to vote at the time of the approval of the Plan of Merger by its shareholder is ten
(10), all of which are of one class. The holder of all outstanding shares entitled to vote thereon of the Corporation approved the Plan of Merger by Written Consent In Lieu of Meeting, dated November 30, 1990, and the number of shares represented by such Consent is ten (10).

            FIFTH: The Corporation owns 9,906 shares of Common Stock, without par value, of the Subsidiary which constitute all of the issued and outstanding shares of the Subsidiary, and there is no other class of stock of the Subsidiary.

            SIXTH: The Corporation will continue its existence as the surviving corporation under the name Mercer Products Company, Inc. pursuant to the provisions of the New Jersey Business Corporation Act.

            SEVENTH: The effective date of the merger herein provided for shall be the close of business on December 31, 1990.



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            IN WITNESS WHEREOF, the Corporation has caused this Certificate of merger to be executed by its duly authorized officer on the 21st day of December, 1990.

                                        E-M ACQUISITION CORP.


                                        By:
                                             ----------------------------------
                                             David S. Winterbottom
                                             President


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                                 PLAN OF MERGER

                                       OF

                          MERCER PRODUCTS COMPANY, INC.

                                  WITH AND INTO

                              E-M ACQUISITION CORP.


            PLAN OF MERGER approved on November 30, 1990 by E-M Acquisition Corp. (the "Corporation"), a New Jersey corporation, and by its Board of Directors on said date.

            1. Mercer Products Company, Inc., a New Jersey corporation and wholly-owned subsidiary of the Corporation (the "Subsidiary"), shall, pursuant to the provisions of the New Jersey Business Corporation Act, be merged with and into the Corporation (the "Surviving Corporation"), which shall be the surviving corporation upon the effective date of the merger, and which shall continue to exist as the surviving corporation under the name Mercer Products Company, Inc. pursuant to the provisions of the New Jersey Business Corporation Act. The separate existence of the Subsidiary shall cease upon said effective date in accordance with the provisions of said New Jersey Business Corporation Act.

            2. The Certificate of Incorporation of the Surviving Corporation upon the effective date of the merger shall be the Certificate of Incorporation of said Surviving Corporation except that Article FIRST thereof, relating to the name of the corporation, is hereby amended so as to read as follows upon the effective date of the merger:

            "FIRST: The name of the Corporation is: Mercer Products Company, Inc.";

and said Certificate of Incorporation as herein amended shall continue in full force and effect until further amended in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

            3. The By-Laws of the Surviving Corporation upon the effective date of the merger shall be the By-Laws of said Surviving Corporation and shall continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

            4. The directors and officers in office of the Subsidiary upon the effective date of the merger shall be the members of the Board of Directors and the officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the By-Laws of the Surviving Corporation.

            5. Each issued share of the Subsidiary shall, upon the effective date of the merger, be cancelled.



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            6. All of the issued and outstanding shares of the Surviving
Corporation shall remain unchanged in the hands of the holders thereof.

            7. The Plan of Merger herein made and approved shall be submitted to the sole shareholder of the Corporation for its approval or rejection in the manner prescribed by the provisions of the New Jersey Business Corporation Act.

            8. The effective date of the merger herein provided for shall be the close of business on December 31, 1990.


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